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                                 INDEMNITY AGREEMENT


         INDEMNITY AGREEMENT, dated as of January      , 1998 (this
"AGREEMENT"), by and between Getty Images, Inc. (the "COMPANY"), a Delaware
corporation, and [                                ] (the "DIRECTOR").


                                 W I T N E S S E T H:

         WHEREAS, the Company desires to attract and retain the services of able persons to serve as directors of the Company and to indemnify certain of its directors to the fullest extent of the law;

         WHEREAS, the Director is willing to serve, continue to serve and take on additional service for or on behalf of the Corporation on the condition that he be indemnified as herein provided; and

         WHEREAS, neither the Director nor the Company regards statutory indemnification protection as adequate given the present circumstances;

         NOW, THEREFORE, the Company and the Director hereby agree as follows:

                                      ARTICLE I

                                   INDEMNIFICATION

         SECTION 1.01. THIRD-PARTY PROCEEDINGS. The Company shall indemnify the Director, if the Director was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company or any subsidiary thereof ("GETTY IMAGES"), or is or was serving at the request of Getty Images as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Getty Images, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the Director did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Getty Images, and, with respect to any criminal action or proceeding, had

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reasonable cause to believe that his conduct was unlawful.

         SECTION 1.02. DERIVATIVE ACTIONS. The Company shall indemnify the Director, if the Director was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Getty Images to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of Getty Images, or is or was serving at the request of Getty Images as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Getty Images; PROVIDED, HOWEVER, that no indemnification shall be made in respect of any claim, issue or matter as to which the Director shall have been adjudged to be liable to Getty Images unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         SECTION 1.03. SUCCESSFUL DEFENSE. To the extent that the Director has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1.01 and 1.02 above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         SECTION 1.04. PROCEEDINGS INITIATED BY ANY PERSON. Notwithstanding anything to the contrary contained in Section 1.01 or 1.02 above, except for proceedings to enforce rights to indemnification, the Company shall not be obligated to indemnify the Director in connection with a proceeding (or part thereof) initiated by him unless such proceeding (or part thereof) was authorized in advance, or unanimously consented to, by the Board of Directors of the Company (the "BOARD OF DIRECTORS").

         SECTION 1.05. ADVANCEMENT OF EXPENSES. Expenses (including attorneys' fees) incurred by the Director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking in form and substance satisfactory to the Corporation by or on behalf of the Director to repay such amount unless it shall ultimately be determined that the Director is entitled to be indemnified by the Company pursuant to this Agreement.

         SECTION 1.06. RIGHTS NOT EXCLUSIVE. The indemnification and advancement of expenses provided by, or granted pursuant to, this Agreement shall not be deemed exclusive of any other rights to which the Director, when seeking indemnification or advancement of

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expenses, may be entitled under any law, certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         SECTION 1.07. INSURANCE. The Company may purchase and maintain insurance on behalf of the Director against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as an officer, employee or agent of Getty Images or another corporation, partnership, joint venture, trust or other enterprise serving at the request of Getty Images, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Agreement.

         SECTION 1.08. CONTINUATION OF RIGHTS. The indemnification, advancement of expenses and other agreements provided by, or granted pursuant to, this Agreement shall, continue regardless of whether the Director has ceased to be a director of the Company.

         SECTION 1.09. MERGER OR CONSOLIDATION. In the event that the Company shall be a constituent corporation in a merger, consolidation or other reorganization, the Company shall require as a condition thereto, (a) if it shall not be the surviving, resulting or other corporation therein, the surviving, resulting or acquiring corporation to agree to indemnify the Director to the full extent provided herein, and (b) whether or not the Company is the surviving, resulting or acquiring corporation therein, the Director shall also stand in the same position under this Agreement with respect to the surviving, resulting or acquiring corporation as he would have with respect to the Company if its separate existence had continued.

                                      ARTICLE II

                                MUTUAL ACKNOWLEDGEMENT

         SECTION 2.01. MUTUAL ACKNOWLEDGMENT. Both the Company and the Director acknowledge that in certain instances federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors under this Agreement or otherwise. For example, the Company and the Director acknowledge that the Securities and Exchange Commission (the "SEC") has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. The Director understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify the Director.

                                     ARTICLE III

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                                    MISCELLANEOUS

         SECTION 3.01. NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given or made (and shall be deemed to have been duly given or made upon receipt) by delivered in person, by courier service, by cable, by facsimile, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.01:

         (a)  if to Getty Images:

              Getty Images, Inc.
              101 Bayham Street
              London NW1 0AG England
              Facsimile:    (44171) 267-6540
              Attention:    Nick Evans-Lombe

              with a copy to each of:

              Clifford Chance
              200 Aldersgate Street
              London EC1A 4JJ England
              Facsimile:    (44171) 600-5555
              Attention:    Michael Francies

              Shearman & Sterling
              555 California Street
              San Francisco, CA 94104
              Facsimile:    (415) 616-1199
              Attention:    Christopher D. Dillon

         (b)  if to the Director:

              ----------------------------

              ----------------------------

              ----------------------------

              Facsimile:
                        ------------------
              Attention:
                        ------------------

              with a copy to:

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              ----------------------------

              ----------------------------

              ----------------------------

              Facsimile:
                        ------------------
              Attention:
                        ------------------

         SECTION 3.02. PUBLIC ANNOUNCEMENTS. No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without prior consent of the other party (except to the extent that such disclosure is required by law or the rules of the Nasdaq National Market), and, to the extent practicable, the parties shall cooperate as to the timing and contents of any such press release or public announcement.

         SECTION 3.03. HEADINGS. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 3.04. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transaction contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         SECTION 3.05. ASSIGNMENT. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the other parties hereto (which consent may be greated or withheld in the sole discretion of such party).

         SECTION 3.06. THIRD-PARTY BENEFICIARIES. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise of all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives.

         SECTION 3.07. AMENDMENT. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the parties hereto.

         SECTION 3.08. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware applicable to contracts

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executed in and to be performed entirely within that State.  All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Delaware state or federal court sitting in the State of Delaware.

         SECTION 3.09. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 3.10. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law of equity.

         SECTION 3.11. SURVIVAL. This Agreement shall survive the death, disability or incapacity of the Director or the termination of the Director's service as a director or officer of the Company and shall inure to the benefit of the Director's heirs, executors and administrators.

         IN WITNESS WHEREOF, each of Getty Images and [                      ]
has duly executed, or has caused this Agreement to be duly executed by its duly authorized representative, as of the date first written above.


                                     GETTY IMAGES, INC.



                                     By:
                                        ----------------------------------
                                        Name:     Mark Getty
                                        Title:    President



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                                           [                       ]